UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8430 Spires Way

Frederick, Maryland 21701

(Address of principal executive offices) (Zip Code)

(800) 525-1698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, the Board of Directors (the “Board”) of TOMI Environmental Solutions, Inc. (the “Company”) appointed Mr. David Vanston as the Company’s Chief Financial Officer, effective immediately. The appointment was made following the expiration of Mr. Nick Jennings’s offer letter to serve as the Interim Chief Financial Officer of the Company, as previously disclosed by the Company.

In connection with his appointment, the Company entered into an offer letter with Mr. Vanston providing for an annual base salary of $230,000 and eligibility to receive an annual discretionary bonus of up to 40% of his base salary. Mr. Vanston is also entitled to receive an initial grant of 100,000 restricted stock units and an additional grant of 100,000 restricted stock units following one year of employment, each subject to a three-year vesting schedule. The foregoing summary of the offer letter is qualified in its entirety by reference to the full text of the offer letter with Mr. Vanston, a copy of which will be filed as an exhibit to the Company’s next periodic report to be filed with the Securities and Exchange Commission.

Mr. Vanston is an experienced financial executive with over 25 years of international finance and operational leadership across the life sciences, manufacturing, and technology sectors. From November 2024 to February 2025, he served as Chief Financial Officer of Jon-Don LLC, a portfolio company of Incline Partners. From October 2023 to November 2024, he was Vice President of Finance at Flexan LLC, a medical device manufacturer and subsidiary of ILC Dover, then a portfolio company of New Mountain Capital. From April 2021 to October 2023, Mr. Vanston served as Chief Financial Officer of Arcmed, a contract manufacturer in the life sciences sector and a portfolio company of Halma plc. Prior to that, from April 2017 to February 2021, he was Chief Financial Officer of VolitionRx, a multinational epigenetics company listed on the NYSE focused on developing blood-based diagnostics for cancer and other NETosis-related diseases. Mr. Vanston holds an MBA from Warwick University and is a Fellow of the Chartered Certified Accountants in the United Kingdom.

There are no family relationships between Mr. Vanston and any director or executive officer of the Company, and there are no transactions between Mr. Vanston and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated June 5, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: June 5, 2025	By:	/s/ Halden S. Shane
	Name:	Halden S. Shane
	Title:	Chief Executive Officer

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